UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

OneBeacon Insurance Group, Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

This filing relates to the proposed merger of OneBeacon Insurance Group, Ltd. and Intact Financial Corporation. The following is a memorandum relating to treatment of incentive compensation under the merger agreement that was distributed by OneBeacon to certain members of its management in connection with the proposed merger.

Treatment of Incentive Compensation under the Merger Agreement

Recognizing that you likely have questions about the treatment of outstanding incentive plan awards under the merger agreement, we want to provide the following summary of agreed-upon treatment.  All of the below is contingent upon the successful Closing of the sale of OneBeacon to Intact Financial Group:

Outstanding Restricted Shares & Restricted Stock Units.
●
At closing, all outstanding restricted shares will be converted to restricted cash, with the same vesting schedule, using the $18.10 merger price.  Any dividends payable in respect of restricted shares before the closing will be paid on a current basis.

●
At closing, all outstanding restricted stock units will be converted to restricted cash, with the same vesting schedule, using the $18.10 merger price plus any accumulated-dividends since the grant date.

Outstanding Performance-Based Long-Term Incentive Awards
●
The treatment of performance awards differs by cycle.  To the extent earned, performance shares will be paid out in cash, based on the $18.10 merger price plus any accumulated dividends since the grant date and performance units will also be paid out in cash, based on the $100 unit value.

2015-2017 performance shares, performance units, and long term cash
●	Performance Factor = Target
▪	The performance factor for performance shares and performance units will be fixed at 100%.
▪	Under the long term cash plan, we will fix the overall pool at 100% and continue to differentiate performance factors by business unit.
●	Vesting will otherwise continue in the ordinary course – you must continue to be employed through the applicable vesting dates to earn your awards.

2016-2018 performance shares, performance units, and long term cash
●
The cycle will continue to run.  While the awards under this cycle are currently tracking slightly below target, we are optimistic that with continued focus on risk selection, expense management and new business opportunities, we can continue to positively affect these outcomes.

●
With respect to performance shares, instead of growth in book value per share, the performance objective for performance shares will be based on adjusted economic combined ratio (the same performance objective for 2016-2018 performance units).

●	In determining performance, transaction-related expenses will be excluded from performance calculations.

2017-2019 performance units
●	The cycle will continue to run.
●
As a result of the merger and the anticipated synergies, awards will be adjusted for a new performance scale, with a target set at a 94% combined ratio.  This in line with our 3-year plan for this Award Cycle.  In determining performance, transaction-related expenses will be excluded from performance calculations.

In the Event of Termination of Employment (LTI awards)
●
In accordance with the long-term incentive plan and the long term cash plan, should a participant incur an involuntary or constructive termination within 2 years following the closing of the merger, then:

o
Performance awards will be paid in cash based on a performance factor equal to the greater of (x) 100% (target) or (y) actual performance for the period prior to your termination date, and prorated based on the number of months you worked through the award period.

o	All restricted shares and restricted stock unit awards are not prorated but will instead pay out in full.

2017 Management Incentive Plan (MIP)
●	2017 MIP will continue to run for the remainder of the year.
●	In determining performance, transaction-related expenses will be excluded when determining an overall performance factor.
●	Employees who incur an involuntary or constructive termination on or after closing will receive a MIP award (i.e., not prorated) based on their assigned business unit / functional unit score.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
The information contained in this communication may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this communication that address activities, events or developments which we expect will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to our:
●	change in book value per share or return on equity;
●	business strategy;
●	financial and operating targets or plans;
●	incurred loss and loss adjustment expenses and the adequacy of our loss and loss adjustment expense reserves and related reinsurance;
●	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
●	expansion and growth of our business and operations;
●	future capital expenditures; and
●	pending legal proceedings.

These statements are based on certain assumptions and analyses made by us in light of our experience and judgments about historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties or other factors which are described in more detail beginning on page 16 of the Company's 2016 Annual Report on Form 10-K, that could cause actual results to differ materially from expectations, including:
●	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;
●	changes in interest rates, debt or equity markets or other market volatility that negatively impact our investment portfolio;
●	competitive forces and the cyclicality of the property and casualty insurance industry;
●	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods or terrorist attacks;
●	the continued availability of capital and financing;
●	the continued availability and cost of reinsurance coverage and our ability to collect reinsurance recoverables;
●	the ability to maintain data and system security;
●	the outcome of litigation and other legal or regulatory proceedings;
●	our ability to continue meeting our debt and related service obligations or to pay dividends;
●	our ability to successfully develop new specialty businesses;
●	changes in laws or regulations, or their interpretations, which are applicable to us, our competitors, our agents or our customers;
●	actions taken by rating agencies from time to time with respect to us, such as financial strength or credit rating downgrades or placing our ratings on negative watch;
●	our ability to retain key personnel;
●	participation in guaranty funds and mandatory market mechanisms;
●	our ability to maintain effective operating procedures and manage operational risk;
●	changes to current shareholder dividend practice and regulatory restrictions on dividends;
●	credit risk exposure in certain of our business operations;
●	Bermuda law may afford less protection to shareholders;
●	our status as a subsidiary of White Mountains, including potential conflicts of interest, competition, and related-party transactions;
●	changes in tax laws or tax treaties;
●	the risk that the proposed merger with Intact may not be completed on the currently contemplated timeline or at all;

●	the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Intact Financial Corporation (“Intact”) by OneBeacon’s shareholders;
●
the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals);

●
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement with Intact, including in circumstances which would require OneBeacon to pay a termination fee or other expenses;

●
risks related to diverting management’s attention from our ongoing business operations and other risks related to the announcement or pendency of the proposed merger with Intact, including on our ability to retain and hire key personnel, our ability to maintain relationships with our customers, policyholders, brokers, service providers and others with whom we do business and our operating results and business generally;

●	the risk that shareholder litigation in connection with the transactions contemplated by the merger agreement with Intact may result in significant costs of defense, indemnification and liability; and
●	other factors, most of which are beyond our control.

Consequently, all of the forward-looking statements made in this communication are qualified by these cautionary statements, and there can be no assurance that the anticipated results or developments will be realized or, even if substantially realized, that they will have the expected consequences. Readers should carefully review these risk factors, and are cautioned not to place undue reliance on our forward-looking statements. The forward-looking statements in this communication speak only as of the date on which they are made. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information and where to find it

This communication may be deemed to be solicitation material in respect of the proposed takeover of OneBeacon by Intact.  In connection with the proposed transaction, OneBeacon intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form.  Investors and security holders are urged to read all relevant documents filed with the SEC (if and when they become available), including OneBeacon’s definitive proxy statement, because they will contain important information about the proposed transaction.  Investors and security holders will be able to obtain copies of the proxy statement and other documents filed with the SEC (if and when available) free of charge at the SEC’s website, http://www.sec.gov, or for free from OneBeacon by contacting ir@onebeacon.com.  Such documents are not currently available.

Participants in solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC in connection with the proposed transaction.  OneBeacon, Intact and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from holders of OneBeacon’s common shares in favor of the proposed transaction.  Information about OneBeacon’s directors and executive officers is set forth in OneBeacon’s Proxy Statement on Schedule 14A for its 2017 Annual General Meeting of Shareholders, which was filed with the SEC on April 11, 2017, its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 27, 2017 and its Current Report on Form 8-K filed with the SEC on March 6, 2017.  Information about Intact’s directors and executive officers is set forth in Intact’s Management Proxy Circular for its 2017 Annual and Special Meeting of Shareholders, its Annual Information Form for the fiscal year ended December 31, 2016 and its Management’s Discussion and Analysis for the fiscal year ended December 31, 2016, all of which are available on www.sedar.com.  These documents may be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants which may, in some cases, be different than those of OneBeacon’s shareholders generally, will also be included in OneBeacon’s proxy statement relating to the proposed transaction, when it becomes available.